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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          FOREST CITY ENTERPRISES, INC.
                   ------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                OHIO                                             34-0863886
----------------------------------------                     -------------------
(State of incorporation or organization)                      (I.R.S. Employer
                                                             Identification No.)

            TERMINAL TOWER, 50 PUBLIC SQUARE
                    CLEVELAND, OHIO                                44113
        ----------------------------------------                 ----------
        (Address of principal executive offices)                 (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
REGISTRATION NO. 333-87378

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                   Name of each exchange on which
       to be so registered:                  each class is to be registered:
   ----------------------------              -------------------------------
   7.375% SENIOR NOTES DUE 2034               NEW YORK STOCK EXCHANGE, INC.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                        ---------------------------------
                                (Title of Class)



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the securities to be registered hereby is included in a prospectus supplement filed by the Registrant pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Securities Act"), on February 4, 2004, in connection with the registration of such securities under the Securities Act pursuant to a Registration Statement on Form S-3 (File No. 333-87378), as amended from time to time. Such prospectus supplement shall be deemed to be incorporated by reference herein.

ITEM 2.  EXHIBITS.

     The following exhibits are filed as part of this registration statement on Form 8-A.

         3.1 Amended Articles of Incorporation adopted as of October 11, 1983 (filed as Exhibit 3.1 to the Registrant's Form 10-Q for the quarter ended October 31, 1983 (File No. 1-4372), and incorporated herein by reference).

         3.2 Certificate of Amendment by Shareholders to the Articles of Incorporation of Forest City Enterprises, Inc. dated June 24, 1997 (filed as Exhibit 4.14 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-41437), and incorporated herein by reference).

         3.3 Certificate of Amendment by Shareholders to the Articles of Incorporation of Forest City Enterprises, Inc. dated June 16, 1998 (filed as Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-61925), and incorporated herein by reference).

         4.1 Indenture, dated as of May 19, 2003, between Forest City Enterprises, Inc., as issuer, and The Bank of New York, as trustee (filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Commission on May 20, 2003, and incorporated herein by reference).

         4.2      Form of 7.375% Senior Note Due 2034 (filed herewith).



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: February 9, 2004                     FOREST CITY ENTERPRISES, INC.


                                           By: /S/  THOMAS G. SMITH
                                               -------------------------
                                               Name:  Thomas G. Smith
                                               Title: Executive Vice President,
                                                      Chief Financial
                                                      Officer and Secretary



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